Exhibit 99.1

UniRush, LLC Financial Statements as of and for the Year Ended December 31, 2016 and Independent Auditors’ Report

UNIRUSH, LLC
TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1-2

FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2016:

Balance Sheet	3

Statement of Operations	4

Statement of Members’ Equity	5

Statement of Cash Flows	6-7

Notes to Financial Statements	8-21

INDEPENDENT AUDITORS’ REPORT
To the Board of Managers of UniRush, LLC:
We have audited the accompanying financial statements of UniRush, LLC (the “Company”), which comprise the balance sheet as of December 31, 2016, and the related statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UniRush, LLC as of December 31, 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As discussed in Note 12 to the financial statements, all of the Company’s membership interests were acquired on February 28, 2017. Our opinion is not modified with respect to this matter.
/s/ Deloitte & Touche LLP
Cincinnati, Ohio
April 27, 2017

UNIRUSH, LLC

BALANCE SHEET
AS OF DECEMBER 31, 2016

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 24,558,800
Restricted cash	251,530
Accounts receivable	4,871,421
Due from cardholders	1,142,643
Other current assets	4,251,562

Total current assets	35,075,956

NONCURRENT ASSETS:
Property, equipment, and technology—net	4,441,858
Intangible assets	12,154,583
Goodwill	3,403,001
Other noncurrent assets	157,159

Total noncurrent assets	20,156,601

TOTAL ASSETS	$ 55,232,557

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 10,147,620
Payable to cardholders or vendors	268,268
Accrued expenses	3,004,943
Deferred revenue	311,567
Due to related party	313,951
Note payable—current	3,617,901
Conversion liabilities	4,500,000
Other current liabilities	613,886

Total current liabilities	22,778,136

DEFERRED REVENUE—Long term	745,535

NOTE PAYABLE—Long term	10,929,743

OTHER LIABILITIES—Long term	734,006

Total liabilities	35,187,420

MEMBERS’ EQUITY	20,045,137

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$ 55,232,557

See accompanying notes to financial statements.

UNIRUSH, LLC

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016

OPERATING REVENUES:
Card revenues and other fees	$ 65,783,237
Interchange revenues	40,230,604

Total operating revenues	106,013,841

OPERATING EXPENSES:
Sales and marketing expenses	28,724,900
Compensation and benefits expenses	29,870,752
Processing expenses	30,954,346
Other general and administrative expenses	22,997,642

Total operating expenses	112,547,640

OPERATING LOSS	(6,533,799)

OTHER INCOME (EXPENSE):
Interest income	56,122
Interest expense	(2,294,282)
Other income (Note 11)	23,813,679

Total other income (expense)	21,575,519

INCOME BEFORE TAXES	15,041,720

INCOME TAX EXPENSE	60,142

NET INCOME	$ 14,981,578

See accompanying notes to financial statements.

UNIRUSH, LLC

STATEMENT OF MEMBERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2016

Total
Members’
Equity

MEMBERS’ (DEFICIT)—January 1, 2016 (as adjusted—see Note 4)	$ (2,664,303)

Net income	14,981,578

Capital contribution	8,141,700

Yield payment declared	(717,968)

Members’ distributions	(11,010)

Equity incentive awards	315,140

MEMBERS’ EQUITY—December 31, 2016	$ 20,045,137

See accompanying notes to financial statements.

UNIRUSH, LLC

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 14,981,578
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation	2,266,397
Amortization of intangible assets	1,070,000
Discount on debt	(25,347)
Amortization and write-off of debt issuance costs	217,819
Equity incentive awards	315,140
Provision for uncollectible overdrawn accounts	744,533
Noncash interest payment in kind	411,627
Loss on sale of equipment	97,672
Changes in assets and liabilities:
Accounts receivable and other assets	(3,559,955)
Due from cardholders	(1,152,404)
Accounts payable	(2,634,383)
Payable to cardholders or vendors	103,875
Payable to issuing bank	(2,378,577)
Accrued expenses and other liabilities	(98,189)
Deferred revenue	124,529
Conversion liabilities	(11,303,263)

Net cash used in operating activities	(818,948)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, equipment, and technology	(7,192,761)
Decrease in restriced cash	3,972,980
Net cash used in investing activities	(3,219,781)

(Continued)

UNIRUSH, LLC

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2016

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of note payable	$ 15,000,000
Payment of notes payable	(5,500,000)
Payment of debt issuance costs	(498,810)
Members’ distributions	(11,010)

Net cash provided by financing activities	8,990,180

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,951,451

CASH AND CASH EQUIVALENTS—Beginning of year	19,607,349

CASH AND CASH EQUIVALENTS—End of year	$ 24,558,800

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
Cash paid for interest	$ 1,168,507

Cash paid for income taxes	$ 60,142

Conversion of investor note	$ 8,141,700

Purchases of property, equipment and technology financed through
accounts payable	$ 5,085,516

See accompanying notes to financial statements.	(Concluded)

UNIRUSH, LLC
NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2016

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Description of Business—Founded in 2003 by entrepreneurs Russell Simmons and David Rosenberg, UniRush, LLC (“UniRush” or the “Company”) is headquartered in Cincinnati, Ohio. UniRush is a wholly owned subsidiary of Empowerment Ventures, LLC (“Parent”). UniRush was created to act as an intermediary to provide program management services and serves as an alternative to traditional banking and transaction services to the growing population of un-banked and underbanked individuals in the United States. This is done through an array of basic financial services via the prepaid VISA RushCard. UniRush acquired rapid! Paycard on January 7, 2015, which sells and distributes paycard processing services to small- and medium-sized corporations that are seeking a digital solution to an otherwise manual weekly, biweekly, or monthly payroll check-writing process.
The VISA RushCard customer accounts are owned and operated by Meta Bank. Processing services were performed by Total System Services, Inc. (“TSYS”) through October 11, 2015, after which they were performed by MasterCard International Incorporated (“MasterCard”) (collectively, the “Transaction Processors”). Benefits of the program include direct deposit, the ability to withdraw funds via an ATM, the ability to use the card wherever VISA is accepted, free 24/7 customer service, free ATM access at more than 26,000 MoneyPass ATMs, text alerts, and online bill pay.
The rapid! Paycard has both VISA and MasterCard branded paycards. The customer accounts are owned and operated by The Bancorp Bank and Meta Bank. Processing services are performed by FSV Payment Systems (“FSV”). Program management services are performed by UniRush for both the Meta Bank portfolio and the Bancorp portfolio. Program management services for the Meta Bank cards is performed by UniRush. Program management services were performed by FSV for the Bancorp Bank cards through July 31, 2016, after which they were performed by UniRush. Benefits of the program include direct deposit, interest-bearing savings accounts, the ability to withdraw funds for free via an ATM, the ability to use the card wherever VISA debit or MasterCard debit is accepted, free 24/7 customer service, text alerts, and online bill pay.
Collectively Meta Bank and Bancorp Bank are referred to as the “Issuing Banks”.
Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the average duration of a cardholder and other contingencies.

Cash and Cash Equivalents—The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash and cash equivalent balances at certain financial institutions, which, at times, exceed federally insured limits.
Restricted Cash and Payable to Cardholders or Vendors—Restricted cash is segregated in separate bank accounts from the Company’s cash and cash equivalents. These funds are not available for use in the Company’s operations and are composed of the following items:
In-Transit Cardholder Funds—Funds held in Company-owned bank accounts for the benefit of cardholders. These funds are in transit to the Issuing Banks, cardholders, or third parties acting on behalf of the cardholder. The corresponding obligation to these funds is recorded as payable to cardholders or vendors.
Lender Hold—Funds held by lender as discussed in Note 6.
Regulatory Requirements—Funds in a Company-owned bank account, which are held to satisfy regulatory requirements.
Accounts Receivable—Accounts receivable consist of cardholder fees, interchange revenue, cash load revenue, retail profit share revenue, and other revenues, and are stated at the amount due to the Company. Accounts receivable is $4,871,421 as of December 31, 2016. The Company’s three largest vendors accounted for 41.96%, 21.62%, and 8.19% of accounts receivable as of December 31, 2016.
The Company writes off accounts receivable when they become uncollectible. Management uses past experience, age, account payment status, and specific individual risks identified to estimate the total uncollectible amount, if any. No reserve was considered necessary as of December 31, 2016.
Revenue Recognition—The Company recognizes revenue when services have been rendered, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable.
Revenues consist of card revenues and other fees and interchange revenues.
Operating Expenses—The Company’s operating expenses include sales and marketing expenses, compensation and benefits expenses, processing expenses, and other general and administrative expenses. These expenses are expensed as incurred to support the products and services offered to its customers and for the overall business development and support functions.
Deferred Incentives—The Company has entered into agreements with certain service providers for distribution rights in exchange for incentive payments to the Company. The incentive payments are structured as upfront payments upon agreement execution and payments upon the achievement of transaction volume. The terms of these agreements include penalties payable by the Company if the Company terminates the agreement prior to its expiration. The Company recognizes the upfront incentives over the term of the agreement and transaction volume incentives as incurred. For the year ended December 31, 2016, the recognition of incentive payments was $357,698. Deferred incentives are reflected within the deferred revenue balance as of December 31, 2016.

Prepaid Expenses—The Company recognizes expense in the period incurred. Payments made prior to the expense being incurred are recognized as prepaid assets.
Property, Equipment, and Technology—Property, equipment, and technology are stated at cost, less accumulated depreciation and amortization. Depreciation on property and equipment is calculated using the straight‑line method over the estimated useful lives of the assets. The estimated useful life of leasehold improvements is the term of the lease, computer hardware three years, and furniture, fixtures, and equipment five years.
The Company capitalizes the cost or the acquisition date fair value for both purchased and internally developed software. Capitalized computer software consists primarily of consulting costs incurred during the development stage. Upgrades and enhancements to the software once developed are capitalized when the modifications result in additional functionality of the software. Capitalized software costs are amortized using the straight-line method over an estimated useful live of three years upon being placed in service.
Intangible Assets and Goodwill—In accordance with ASC 350, Intangibles—Goodwill and Other, the Company evaluates goodwill for impairment on an annual basis, or when events occur or circumstances change that would indicate the fair value is below its carrying value. If the fair value is less than its carrying value, an impairment loss is recorded. The Company performed an annual goodwill impairment test as of December 31, 2016 using market data and a discounted cash flow analysis. Based on this analysis, it was determined that the fair value was in excess of the carrying value and as a result not impaired.
Intangible assets with finite lives are amortized over their estimated useful lives, which range in term from 3 years to 30 years. Please refer to Note 4 for additional information about intangible assets and Goodwill.
Impairment of Long‑Lived Assets—The Company evaluates its long-lived assets for impairment including property, equipment, and technology as well as intangible assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of such long-lived assets is measured by a comparison of the carrying amount of the asset to the future undiscounted net cash flows that are expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.
The Company has not identified any other indicators of impairment related to long-lived assets during year ended December 31, 2016.
Due to Related Party—An affiliate of the Company (through common ownership) performed certain administrative services for the Company through June 30, 2016. During the year ended December 31, 2016, the Company recognized expense of $83,333 for services rendered. There were no payables to this affiliate as of December 31, 2016. In addition, the Company has entered an agreement with this affiliate where there will be transaction fees paid. During the year ended December 31, 2016, the Company recognized expense of $19,728 for transaction fees.
The Company has agreements with affiliates that give the Company rights to use certain trademarks owned by the affiliates. During the year ended December 31, 2016, the Company recognized expense of $342,062 for use of affiliate trademarks. At December 31, 2016, amounts payable to these affiliates were $78,612.

Share-Based Payments—The Company has a stock-based employee compensation plan, which is more fully described in Note 7. The Company recognizes all employee stock-based compensation as an expense in the financial statements. The awards have certain repurchase features available to the holder and, therefore, require remeasurement at each reporting period. The awards are liability classified at the Parent level but are equity classified at the UniRush level, as they are downstream awards. The Company estimates fair value using the Black-Scholes-Merton option-pricing model.
Income Taxes—The Company is taxed as a partnership for US federal income tax purposes. Accordingly, the Parent will report all of the Company’s taxable income on its US federal tax return. The Company is responsible for local and state income taxes, and the applicable provisions for state and local taxes are presented as income tax expense. Management has assessed any timing differences associated with its state and local taxes and determined that as of December 31, 2016, any deferred tax asset, liability, or associated deferred tax expense is immaterial to the financial statements.
For uncertain tax positions, the Company recognizes the financial benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more‑likely-than‑not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company analyzed its income tax positions, and concluded that it had no material uncertain tax positions as of December 31, 2016. Tax years subsequent to 2013 remain open to examination by the Internal Revenue Service (“IRS”), and tax years subsequent to 2012 remain open to other state and local tax authorities.
Fair Value of Financial Instruments—The Company measures certain financial assets and liabilities at fair value in accordance with GAAP, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques the Company uses to measure fair value include the market approach, income approach, and cost approach. The market approach uses prices or relevant information generated by market transactions involving identical or comparable assets or liabilities. The income approach involves discounting future amounts to a single present amount and is based on current market expectations about those future amounts. The cost approach is based on the amount that currently would be required to replace the service capacity of the asset.
GAAP establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level l) and the lowest priority to unobservable inputs (Level 3). A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the instrument’s fair value measurement. The three levels within the fair value hierarchy are described as follows:
Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3—Unobservable inputs for the asset or liability for which there is little, if any, market activity at the measurement date. Unobservable inputs reflect the Bancorp’s own assumptions about what market participants would use to price the asset or liability. The inputs are developed based on the best information available in the circumstances, which might include the Company’s own financial data such as internally developed pricing models, as well as instruments for which the fair value determination requires significant management judgment.
The Company’s fair value measurements involve various valuation techniques and models, which involve inputs that are observable, when available. Valuation techniques and parameters used for measuring assets and liabilities are reviewed and validated by the Company on a yearly basis. Additionally, the Company monitors the fair values of significant assets and liabilities using a variety of methods, including the evaluation of pricing runs and exception reports based on certain analytical criteria, comparison to previous trades, and overall review and assessments for reasonableness.
The carrying amounts, with the associated of the Company’s financial instruments, including cash, accounts receivable, accounts payable, accrued expenses, and note payable (Level 2), approximate their fair values since the terms of the instruments reflect current market conditions. The Company has warrant derivative liabilities, which are adjusted to fair value at each reporting period, are considered a Level 2 fair value measurement.
Conversion Liabilities—In October 2015, the Company converted the Transaction Processor of RushCard from TSYS to MasterCard (the “Conversion Event”). Liabilities related to the Conversion Event are recorded as conversion liabilities in the balance sheet. See Note 11 for further information.
Commitments and Contingencies—Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.
The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or liquidity, except as disclosed in Note 11.
New Accounting Pronouncements—In May 2014, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which outlines a single comprehensive model for recognizing revenue and supersedes most existing revenue recognition guidance. This ASU provides companies the option of applying a full or modified retrospective approach upon adoption. This ASU is effective for annual periods beginning after December 15, 2018. The Company is currently evaluating its plan for adoption and the impact on its revenue recognition policies and procedures and the resulting impact on its financial statements.
In August 2014, the FASB issued ASU No. 2014-15, Going Concern, which provides US GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The

Company adopted the amended guidance and the adoption did not have a material impact on the Company’s financial statements.
In April 2015, the FASB issued ASU 2015-03, Interest—Imputation of Interest, which changes the presentation of debt issuance costs in financial statements. Under the ASU, an entity presents such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs is reported as interest expense. ASU 2015-03 was effective for the Company in fiscal 2016 and resulted in $427,009 recorded within Note Payable-current and Note Payable-long term at December 31, 2016.
In January 2016, the FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this update address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments for all entities that hold financial assets or owe financial liabilities. One of the amendments in this update eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities. Early adoption of this ASU is not permitted except for entities that are not public business entities with respect to recognition of changes in fair value of financial liabilities and the elimination of certain previously required disclosures for fiscal years or interim periods that have not yet been made available for issuance. In January 2016, the Company early adopted the portion of this amendment related to the elimination of the fair value disclosure of financial instruments measured at amortized cost on the financial statements.
In February 2016, FASB issued its new lease accounting guidance in ASU No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged and lessees will no longer be provided with a source of off-balance-sheet financing. This ASU is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted. Lessees (for capital and operating leases) and lessors (for sales type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The Company is currently evaluating the impact this ASU will have on its financial statements.

2.	SIGNIFICANT RISKS AND UNCERTAINTIES INCLUDING BUSINESS AND CREDIT CONCENTRATIONS
The Company customer accounts are owned by the Issuing Banks. The cardholder agreement is between the cardholder and the Issuing Bank while the Company acts as an intermediary and is responsible for issuing the card to the customer, providing program management services and collecting cash deposits from the customer on behalf of the Issuing Bank for both the Meta Bank portions of the Rushcard portfolio and the rapid! Paycard portfolio.
The Company is, however, responsible for all accumulated funding deficiencies in cardholder accounts, without regard to causation for portfolios in which the Company is the program manager. The Company’s liability shall include, but is not limited to, the obligation to fund any portion made available to a cardholder prior to Issuing Bank’s receipt of the proceeds if such funds are not received by the Issuing Bank on the intended date of receipt. Total amounts outstanding for which the Company was liable to the Issuing Bank due to card underfunding were approximately $4,495 as of December 31, 2016, and are included within payable to Issuing Bank.
The Company operates in a highly regulated industry and is required to be compliant with federal, state, and local laws and regulations. Any failure by the Company, the Issuing Banks, or third-party processors to comply with applicable law could result in restrictions on the Company’s ability to provide products and services to its customers.

3.	PROPERTY, EQUIPMENT, AND TECHNOLOGY
Property, equipment, and technology—net consists of the following at December 31, 2016:

Computer equipment	$ 4,082,447
Software	3,674,185
Furniture and fixtures	333,497
Leasehold improvements	71,784
Construction in progress	934,820

Total property, equipment, and technology	9,096,733

Accumulated depreciation	(4,654,875)

Property, equipment, and technology—net	$ 4,441,858

4.	INTANGIBLE ASSETS AND GOODWILL
Intangible assets and goodwill consist of the following at December 31, 2016:

		Gross		Net Goodwill
	Useful	Carrying	Accumulated	and Other
	Life	Amount	Amortization	Intangibles

Amortizable assets:
Customer relationships	12 years	$ 11,600,000	$ (1,893,056)	$ 9,706,944
Trademarks	30 years	2,600,000	(169,722)	2,430,278
Noncompete agreements	3 years	50,000	(32,639)	17,361

Total intangible assets		$ 14,250,000	$ (2,095,417)	$ 12,154,583

Goodwill	N/A	$ 3,403,001	-	$ 3,403,001

Amortization expense associated with intangible assets charged against operations was $1,070,000 for the year ended December 31, 2016.

Estimated aggregate amortization for each of the next five years and thereafter for the Company’s intangible assets (other than goodwill) is as follows:

Years Ending
December 31

2017	$ 1,070,000
2018	1,054,028
2019	1,053,333
2020	1,053,333
2021	1,053,333
Thereafter	6,870,556

$ 12,154,583

Changes in Accounting Method
As part of the ongoing enhancement and refinement of the Company’s financial reporting to fairly present our results of operations and financial position, the Company makes changes from time-to-time in accounting methods and in the classification and presentation of the business activities in the financial statements. If the changes increase or decrease previously reported amounts of revenue or expenses, the Company adjusts members’ equity as of the beginning of the earliest period presented for the cumulative effect, if any, on that balance.
Since the acquisition of rapid! Paycard on January 7, 2015, the Company amortized the recorded goodwill related to the acquisition over a 10-year period. The Company accounted for goodwill based on the application of FASB ASU No. 2014-02 that applies to private companies that are not considered a public business entity. As a result of the acquisition noted in the subsequent event noted in Note 12, the Company is considered a public business entity. The Company has adjusted its method of accounting for goodwill by not applying FASB ASU No. 2014-02 and therefore is no longer amortizing goodwill. This change had the effect of increasing net income by $305,281 on the statement of operations for the year ended December 31, 2015, which is reflected in Members’ (Deficit) as of January 1, 2016 on the statement of members’ equity.

5.	NOTE PAYABLE—RELATED PARTY
In December 2015, the Parent amended the 2013 Note Payable with certain investors into unsecured convertible promissory notes (“Convertible Notes”). The Parent had previously transferred the proceeds of the Convertible Notes to the Company as an intercompany loan (“2016 Note Payable”) on terms substantially equivalent to the terms of the Convertible Notes. The 2016 Note Payable accrued interest at the rate of 14%. The interest for the 2016 Note Payable accrued through and including December 1, 2016, was paid by the Company by adding such interest amount to the outstanding principal balance of the 2016 Note Payable. Such Payment In Kind principal along with the original principal of the 2016 Note Payable accrued interest at 14%. Beginning December 1, 2016, the 2016 Note Payable was due in 36 monthly installments consisting of 12 months of interest-only payments followed by 24 equal monthly installments of principal and interest.
Capital Contribution—On May 15, 2016, certain investors of the Parent converted the Convertible Notes outstanding at the Parent level into Series X Non Participating Preferred

Units (“Series X Units”) at the Parent level. At the time of conversion, there was $8,141,700 in outstanding Convertible Notes that were converted into 814,169 units of the Parent’s Series X Units.
The Parent had previously transferred the proceeds of the Convertible Notes to the Company as an intercompany loan on terms substantially equivalent to the terms of the Convertible. The related-party note payable with Parent was fully discharged upon conversion and was converted into a capital contribution of $8,141,700 from the Parent to the Company. The Parent’s Series X Units contain a 14% annual yield of which the Company is responsible for paying upon request by the Parent, which will be recorded as a liability. The payment of the yield is subordinated and subject to the terms and conditions of the Loan Agreement. Accrued yield for the year ended December 31, 2016 was $717,968.

6.	THIRD-PARTY DEBT
On January 6, 2015, the Company entered into a Loan Agreement with Cadence Bank, N.A. (“Cadence”). Under the terms of the Loan Agreement, the Company obtained a line of credit of $10,000,000, and a term note of $10,000,000. The line of credit permitted the Company to borrow through January 5, 2016, up to $10,000,000, bearing interest at prime rate plus one percent (prime rate + 1%) or London InterBank Offered Rate (“LIBOR”) plus four percent (LIBOR + 4%) per annum as determined by Company management. The term loan was scheduled to mature on January 6, 2018, and bore interest at prime rate plus one percent (prime rate + 1%) or LIBOR plus four percent (LIBOR + 4%) per annum as determined by Company management. The Loan Agreement contained various restrictions related to fixed charge coverage ratio, total leverage ratio, capital expenditures, payment of cash dividends, and entering into debt agreements. In addition, the agreement restricted liens on assets and the acquisition or sales of subsidiaries. The Loan Agreement was collateralized by substantially all of the Company’s assets.
On December 22, 2015, the Company entered into the First Amendment to Loan Agreement (the “Amendment”) with Cadence. The Amendment term loan matured on February 28, 2017, and bore interest at prime rate plus one percent (prime rate + 1%) or LIBOR plus four percent (LIBOR + 4%) per annum as determined by Company management. As part of this amendment, Cadence agreed to forbear from exercising its rights and remedies and the Company remained unable to request advances against the line of credit. The amendment allowed for Cadence to charge the default rate of interest if they chose to do so.
Loan Agreement—On February 2, 2016, the Company entered into a Loan Agreement with Main Street Capital Corporation and HMS Income Fund Inc. (collectively, the “Lenders”). Under the terms of the Loan Agreement, the Company obtained a Senior Secured Term Note of $15,000,000, and a Senior Secured Delayed Draw Term Note of $5,000,000. As of December 31, 2016, there was no amount drawn on this line of credit.
The Loan Agreement contains various restrictions related to fixed charge coverage ratio, funded debt to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) ratio, senior debt to EBITDA ratio, capital expenditures, payment of cash dividends, equity issuances, and entering into debt agreements. In addition, the agreement restricts liens on assets and the acquisition or sales of subsidiaries. The Loan Agreement is collateralized by substantially all of the Company’s assets.

Term Loan
In conjunction with entering into the Loan Agreement with Lenders, the Company terminated the Loan Agreement with Cadence. At that time, a final payoff $5,516,219 was paid for principal and interest on the term note under the Loan Agreement, which was funded out of monies received from the Lenders.
As a condition of receiving the term loan, the Company issued 555,906 Class 1 Common Unit warrants at the Parent level to the Lenders at an exercise price of $10.25 per unit. The warrants have a life of 10 years. The fair market value of the warrants is calculated using the Black‑Scholes‑Merton option‑pricing model and results in a discount on debt that is netted against the term loan as of December 31, 2016. The fair value of the Common Unit warrants as of December 31, 2016 was $150,169 and is included within other current liabilities on the balance sheet.
Third-party debt at December 31, 2016, consists of the following:

Note payable	$ 15,000,000
Less current installments	3,750,000

Notes payable, excluding current installments	$ 11,250,000

The term loan matures on January 31, 2019, and bears interest at 12% per annum. Future debt principal obligations on the term notes are as follows:

Years Ending
December 31

2017	$ 3,750,000
2018	3,750,000
2019	7,500,000

$ 15,000,000

7.	SHARE‑BASED PAYMENTS
Parent Company Equity Incentive Option Plan—In 2010, the Company adopted a unit compensation plan (the “Plan”) pursuant to which the Company’s board of directors may grant unit options to employees. To date, the Company has granted unit options settleable in both units and cash. Unit options can be granted with an exercise price less than, equal to, or greater than the stock’s fair value at the date of grant. There are three types of awards outstanding:

(1)	awards that have four-year terms and vest and become fully exercisable after four years of service from the date of grant;

(2)	awards that have five-year terms and vest and become fully exercisable after five years of service from the date of grant; and,

(3)	awards that have five-year terms and vest and become fully exercisable after five years of service from the date of grant and have certain vesting requirements in order for part of the awards to vest.
At December 31, 2016, there were 1,386,073 additional units available for the Company to grant under the Plan. The fair value of each option award is estimated using the Black‑Scholes‑Merton option‑pricing model. The weighted-average assumptions for 2016 and grants are provided in the following table. The Company has estimated certain data to estimate the expected term of the option, such as employee option exercise and employee post vesting departure behavior. Since the Company’s units are not publicly traded and its units are rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. The risk‑free rate for the expected term of the option is based on the US Treasury yield curve at the date of grant.

Valuation assumptions:
Expected dividend yield	- %
Expected volatility	25.00%
Expected term (years)	0.16
Risk-free interest rate	0.47%

Unit option activity during the periods indicated is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
	Number	Exercise	Contractual	Intrinsic
	of Units	Price	Term	Value

Balance at January 1, 2016	690,583	$ 11.08	10.07	$ 7.96

Granted	110,000	10.00	8.25	9.89
Forfeited	(97,500)	11.41	8.92	9.89

Balance at December 31, 2016	703,083	3.73	3.46	9.89

Exercisable at December 31, 2016	287,715	3.73	3.46	9.89

Parent Company Class 2 Common Unit Award—In 2010, the Company adopted The Plan pursuant to which the Company’s board of directors may grant nonvoting (“Class 2”) profits interest awards to employees. To date, the Company has granted profits interest awards settleable in both units and cash. Profits interest awards can be granted with an exercise price less than, equal to, or greater than the stock’s fair value at the date of grant. There are two types of awards outstanding:

(1)	awards that have three- to five-year terms and vest and become fully exercisable after three to five years of service from the date of grant; and,

(2)	awards that vest and become fully exercisable upon meeting certain vesting requirements for the awards to vest.

The fair value of each profits interest award is estimated using the Black‑Scholes‑Merton option‑pricing model. The weighted-average assumptions for 2016 grants are provided in the following table. The Company has made certain assumptions to estimate the expected term of the profits interest awards, such as employee exercise and post vesting departure behavior. Since the Company’s units are not publicly traded and its units are rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. The risk‑free rate for the expected term of the option is based on the US Treasury yield curve at the date of grant.

Valuation assumptions:
Expected dividend yield	- %
Expected volatility	25.00%
Expected term (years)	0.16
Risk-free interest rate	0.47%

In 2014, the Company amended the Plan to allow the granting of phantom unit awards to employees. The awards have either a one-year or two-year cliff vesting. Upon vesting, the employees will net settle applicable tax-withholding liabilities by surrendering phantom units with an aggregate liability equivalent to the withholding liability and the remaining phantom units will be converted into Class 2 common equity. The grant‑date fair value of each phantom unit award is estimated on the date of grant using the most recent Company 409A valuation per share value and remeasured at each reporting period. In 2015, all remaining phantom unit awards became fully vested and were converted into Class 2 common equity.
In 2014, the Company began repurchasing equity awards from employees as the awards have certain repurchase features available to the holder thus causing a modification to the awards to now require remeasurement at each reporting period. The awards are liability classified at the Parent level but are equity classified at the Company level, as they are downstream awards. This practice is currently in effect for all employees.
Class 2 common unit activity during the periods indicted is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number	Exercise	Contractual	Intrinsic
	of Units	Price	Term	Value

Balance at January 1, 2016	2,293,472	$ 11.07	4.26	$ 7.96

Granted	1,182,700	10.18	9.98	9.89
Forfeited	(685,000)	12.13	8.54	9.89

Balance at December 31, 2016	2,791,172	10.43	4.81	9.89

Exercisable at December 31, 2016	1,023,004	10.43	4.81	9.89

The expense recognized for the Parent equity incentive option and Parent Class 2 common unit awards during the year ended December 31, 2016, was $315,140. Under the requirement of FASB Accounting Standards Codification (“ASC”) Paragraph 718-10-35-8, the Company made a policy decision to recognize compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

8.	RETIREMENT PLAN
The Company has a defined contribution retirement plan, which is available to eligible employees. The Company makes a matching contribution equal to 100% of each participant’s contribution through salary deferral elections that do not exceed 4% of compensation. The expense for the Company’s contribution to the plan was $379,849 for the year ended December 31, 2016.

9.	LEASES
The Company has three operating lease agreements to lease office space in Cincinnati, Ohio; New York, New York; and Tampa, Florida. These leases have escalating rent terms and expire on June 30, 2019, March 31, 2018, and March 31, 2020, respectively. In addition, there is an office equipment lease, which expires on July 31, 2019. Rent under the agreements is expensed on a straight-line basis over the term of the leases.
The approximate future minimum annual lease payments are as follows at year-end:

2017	$ 454,751
2018	249,526
2019	129,929
2020	19,539

$ 853,745
Rent expense for the year ended December 31, 2016, was $485,321.

10.	SEVERANCE
In July 2016, employment relationships with certain executives were terminated. The Company is contractually obligated to pay $1,633,620 in severance to these executives, through July 2017. The full amount was expensed in 2016.

11.	CONVERSION OF TRANSACTION PROCESSOR
RushCard cardholders suffered various hardships as a result of technical difficulties resulting from the Conversion Event. The Company, in an effort to reimburse cardholders for their hardships, instituted several benefits to RushCard cardholders.
Fee Holiday—The Company instituted a fee holiday for four months from November 1, 2015 to February 29, 2016. During this time, all fees charged by RushCard were waived. The fee holiday applied to both existing and new customers of the RushCard program. Fees waived related to existing cardholders at the time of conversion (“existing cardholders”), were treated as a restitution to these cardholders, and amounted to $17,700,043 for the four-month period, of which $9,057,013 related to fees waived in 2016. The fees waived for existing customers were included in operating revenues in 2016.
Other Cardholder Restitution Payments—Other restitution payments totaling $2,500,000 were recorded as a component of operating expenses in 2016. This amount is relating to the final CFPB Settlement.

The Company was also adversely effected from the Conversion Event and incurred the following expenses:
Legal Expenses—As a result of the Conversion Event, the Company has been subjected to various arbitration and class action claims. The Company has recorded an estimated loss on arbitration and class action lawsuits of $223,197 which are recorded as a component of operating expenses in 2016. Amounts not paid by December 31, have been included in conversion liabilities on the balance sheet. In defense of the arbitration, class actions, penalties, and fines, the Company has incurred legal expenses, which are expensed when incurred and recorded as a component of operating expenses. The expenses total $2,941,978 in 2016.
Settlement Agreement—On June 27, 2016, the Company and a third party reached a settlement related to Damages related to the Conversion Event. Under the terms of the settlement, the third party, without admitting or conceding to contributing to the Conversion Event, agreed to a settlement of $22.5 million. The Company received payment on July 11, 2016, which is recorded in other income within the statement of operations.
Insurance Proceeds—In 2016 the Company has booked insurance proceeds related to the conversion of the transaction processor in the amount of $189,288, which is recorded as a component of operating expenses.

12.	SUBSEQUENT EVENTS
The Company has evaluated subsequent events from the balance sheet date through April 27, 2017, the date at which the financial statements were available to be issued, and determined that there are no other items to disclose, except for:
On February 28, 2017, Green Dot Corporation (“Green Dot”) acquired all the membership interests of the Company for an aggregate adjusted purchase price of approximately $141 million. As a result of this transaction, the debt and equity structure of the Company has changed. The third party debt, including accrued interest, totaling $15.4 million was repaid as of the acquisition date.
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